Exhibit 99.4

eBUSINESS APPLICATION SOLUTIONS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

ARMANINO McKENNA LLP
Certified Public Accountants & Consultants
12667 Alcosta Blvd., Suite 500
San Ramon, CA 94583-4427
ph: 925.790.2600
fx:   925.790.2601
www.amllp.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
eBusiness Application Solutions, Inc.
Fremont, California

We have audited the accompanying balance sheets of eBusiness Application Solutions, Inc. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eBusiness Application Solutions, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

ARMANINO McKENNA LLP

May 14, 2008

eBUSINESS APPLICATION SOLUTIONS, INC.
Balance Sheets
December 31, 2007 and 2006

	2007	2006
ASSETS

Current assets
Cash	$57,902	$117,146
Receivables
Trade receivables	1,902,892	3,841,595
Related party	2,097,525	1,729,378
Prepaid expenses and other current assets	96,638	171,880
Total current assets	4,154,957	5,859,999

Property and equipment, net	85,762	76,675
Other assets	111,599	134,562

Total assets	$4,352,318	$6,071,236

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable
Trade payables	$331,627	$656,899
Related party	100,755	137,854
Accrued liabilities	746,796	1,024,649
Total current liabilities	1,179,178	1,819,402

Stockholder’s equity
Capital stock, $225 par value, 1,000 shares authorized, issued and outstanding at December 31, 2007 and 2006	225,000	225,000
Retained earnings	2,948,140	4,026,834
Total stockholder’s equity	3,173,140	4,251,834

Total liabilities and stockholder’s equity	$4,352,318	$6,071,236

The accompanying notes are an integral part of these financial statements.

eBUSINESS APPLICATION SOLUTIONS, INC.
Statements of Operations
For the Years Ended December 31,2007 and 2006

	2007	2006

Revenue
Consulting revenues	$28,190,741	$30,559,323
Other revenue	269,277	52,110
Total revenue	28,460,018	30,611,433

Costs of sales	24,600,243	24,658,717

Gross profit	3,859,775	5,952,716

Selling, general and administrative expenses	4,436,656	4,864,140
Operating income (loss)	(576,881)	1,088,576

Other income (expenses)
Interest income	22,131	27,619
Other expenses	(23,944)	-
Other income (expense), net	(1,813)	27,619

Net income (loss)	$(578,694)	$1,116,195

The accompanying notes are an integral part of these financial statements.

eBUSINESS APPLICATION SOLUTIONS, INC.
Statements of Changes in Stockholder’s Equity
For the Years Ended December 31, 2007 and 2006

				Total
	Capital Stock		Retained	Stockholder’s
	Shares	Amount	Earnings	Equity

Balance, December 31, 2005	1,000	$225,000	$4,210,639	$4,435,639

Stockholder distributions	-	-	(1,300,000)	(1,300,000)

Net income	-	-	1,116,195	1,116,195

Balance, December 31, 2006	1,000	225,000	4,026,834	4,251,834

Stockholder distributions	-	-	(500,000)	(500,000)

Net loss	-	-	(578,694)	(578,694)

Balance, December 31, 2007	1,000	$225,000	$2,948,140	$3,173,140

The accompanying notes are an integral part of these financial statements.

eBUSINESS APPLICATION SOLUTIONS, INC.
Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities	$(578,694)	$1,116,195
Net income (loss)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	34,553	29,861
Changes in operating assets and liabilities
Trade receivables	1,938,703	191,662
Related party receivables	(368,147)	(531,762)
Prepaid expenses and other assets	98,205	77,377
Trade payables	(325,272)	513,960
Related party payables	(37,099)	76,984
Accrued liabilities	(277,853)	(34,626)
Net cash provided by operating activities	484,396	1,439,651

Cash flows from investing activities
Acquisition of property and equipment	(43,640)	(58,343)

Cash flows from financing activities
Stockholder distributions	(500,000)	(1,300,000)

Net change in cash	(59,244)	81,308

Cash, beginning of year	117,146	35,838

Cash, end of year	$57,902	$117,146

Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$23,944	$-

The accompanying notes are an integral part of these financial statements.

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements
December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies

Organization

eBusiness Application Solutions, Inc. (“EBAS” or “Company”), a New Jersey corporation, was incorporated on October 25, 1999. The Company is project-based and partners with its clients to help them meet their eBusiness goals. The Company offers services, which include quality assurance, software configuration management, and web solutions. The Company is headquartered in Fremont, California with additional offices in Illinois and New Jersey.

The Company is a member of a group of related entities under common control. These entities provide resources to each other and charge a fee for these resources, and the Company’s financial position and results of operations might be different it it was operated as a stand-alone entity.

Revenue recognition

Consulting revenues are recognized when they are realizable and earned.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash. The company places its cash and temporary cash investments with high credit quality insititutions. Periodically, such investments may be in excess of federally insured limits.

Accounts receivables

The Company extends credit to customers located primarily in the United States of America. The Company performs periodic credit evaluations of its customers and generally does not require collateral. Based on historical write-offs, overall economic conditions, and the current aging status of its customers, the Company has established an allowance for doubtful accounts at a level considered adequate to cover anticipated credit losses on outstanding trade accounts receivable. Accounts are monitored by management on an ongoing basis and are written-off by the Company when it has been determined that all available collection avenues have been exhausted. The allowance for doubtful accounts was $71,332 at December 31, 2007 and $50,000 as of December 31, 2006.

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements
December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies (continued)

Property and equipment

Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income. Depreciation for property and equipment is computed using straight-line over the estimated useful lives of 3 to 5 years. Leasehold improvements are depreciated over the lesser of the useful life of the asset or the lease term.

The Company periodically evaluates potential impairments of its long-lived assets, including identifiable intangible assets, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company evaluates long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business and significant negative industry or economic trends. Impairment is recognized when the carrying amount of an asset exceeds its fair value. For the years ended December 31, 2007 and 2006, no impairment loss was recognized.

Fair value of financial instruments

The Company’s financial instruments, including cash, cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities are carried at cost, which approximates their fair value because of the short-term maturity of these financial instruments.

Income taxes

S corporation tax status has been elected by the stockholder of the corporation. An S corporation is not a taxpaying entity. Any income or operating loss arising from the activities of the Company is reported, after appropriate adjustments, on the personal income tax returns of the stockholder. Because the Company is not a taxpaying entity, its financial statements are different from those of taxpaying entities. Specifically, the statements of operations have no provision for federal income tax expense that must be paid on income earned during the years.

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements
December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Uses of estimates include, but are not limited to, the allowance for doubtful accounts, useful lives, and computation of depreciation and amortization.

2.	Property and Equipment

Property and equipment consisted of the following at December 31:

	2007	2006

Furniture and fixtures	$55,004	$47,204
Hardware	173,889	155,622
Software	100,641	100,641
Trucks and automobiles	26,027	26,027
Office equipment	17,801	15,712
Leasehold improvements	20,284	4,800
	393,646	350,006
Accumulated depreciation and amortization	(307,884)	(273,331)

	$85,762	$76,675

Depreciation and amortization expense totaled $34,553 and $29,861 for the years ended December 31, 2007 and 2006, respectively

3.	Operating Leases

The Company leases office space and equipment under long-term lease agreements expiring through 2010. Approximate future minimum obligations under these lease agreements at December 31, 2007 are as follows:

2008	$93,486
2009	13,800
2010	1,150

Total	$108,436

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements
December 31, 2007 and 2006

3.	Operating Leases (continued)

Rental expense for the year ended December 31, 2007 and 2006 totaled $344,025 and $553,167, respectively,

The Company leases office facilities on a yearly periodic tenancy lease agreement from a related party that was renewed on July 1, 2007. Rent expense for these facilities was $84,000 and $24,000 for the years ended December 31, 2007 and 2006, respectively.

4.	Commitments and Contingencies

From time to time, and in the normal course of business, the Company is party to various legal proceedings. While the Company vigorously defends itself in these proceedings, the outcome of litigation and other legal matters is always uncertain. However, based on the information presently available, management believes that the final outcome of all such proceedings should not have a material adverse effect on the Company’s results of operations, liquidity of financial position.

5.	Concentrations of Risk

During 2007 and 2006, one company represented approximately 44% and 17%, respectively, of the Company’s consulting income.

At December 31, 2007 and 2006, one customer represented approximately 52% and 31%, respectively, of the Company’s accounts receivable.

6.	Related Party Transactions

The Company had amounts due from a related party totaling $2,097,525 and $1,729,378 at December 31, 2007 and 2006, respectively. Sales to the related party totaled $12,543,290 and $7,235,894 for the years ended December 31, 2007 and 2006, respectively.

The Company had amounts due to a related party totaling $100,755 and $137,854 at December 31, 2007 and 2006, respectively.